EXHIBT 22

                            THE FAIRCHILD CORPORATION
                              Alphabetical Listing
                           Subsidiaries as of 6/30/02



         A10 Inc. [DE]
         Aero International, Inc. [Ohio]
         Aircraft Tire Corporation [DE]
         Aviation Full Service (Hong Kong) Limited [Hong Kong]
         Avilas, Inc. [DE]
         Banner Aerospace--Aircraft Services, Inc. [DE]
         Banner Aerospace Holding Company I, Inc.[DE]
         Banner Aerospace Holding Company II, Inc.[DE]
         Banner Aerospace Services, Inc. [Ohio]
         Banner Aerospace, Inc. [DE]
         Banner Aerospace-Singapore, Inc. [DE]
         Banner Capital Ventures, Inc.[DE]
         Banner Energy Corporation of Kentucky, Inc. [DE]
         Banner Industrial Distribution, Inc.[DE]
         Banner Industrial Products, Inc.[DE]
         Banner Investments (U.K.) Limited [U.K.]
         BAR DE, Inc. [DE]
         Camloc Holdings Inc. [DE]
         DAC International, Inc. [TX]
         Dallas Aerospace, Inc. [TX]
         Discontinued Aircraft, Inc. [TX]
         Distcontinued Services, Inc. [DE]
         Eurosim Componentes Mecanicos de Seguranca, Lda. [Portugal] Fairchild Aerostructures Company [DE]
         Fairchild Arms International Limited [Ontario]
         Fairchild Data Corporation [DE]
         Fairchild Environmental Liability Management, Inc.  [DE]
         Fairchild Fastener Group Ltd. [U.K.]
         Fairchild Fasteners Aichach GmbH [Germany]
         Fairchild Fasteners Co. Ltd. [Thailand] {fka Recoil Limited} Fairchild Fasteners Corp.[DE]
         Fairchild Fasteners Europe--Camloc GmbH [Germany]
         Fairchild Fasteners Europe--Simmonds S.A.R.L. [France]
         Fairchild Fasteners Europe--VSD GmbH [Germany]
         Fairchild Fasteners Femipari Kft. [Hungary]
         Fairchild Fasteners Melbourne Pty. [Australia]
         Fairchild Fasteners Pte., Ltd. [Singapore]
         Fairchild Fasteners (UK) Ltd. [U.K.]
         Fairchild Finance Company [Ireland]
         Fairchild France, Inc.[DE]
         Fairchild Germany, Inc. [DE]
         Fairchild Holding Corp. [DE]
         Fairchild Retiree Medical Services, Inc. [DE]
         Fairchild Switzerland, Inc. [DE]
         Fairchild Technologies IP, Inc. [DE]
         Fairchild Technologies Semiconductor Equipment Group GmbH [Germany] Fairchild Technologies USA, Inc. [DE]
         Fairchild Titanium Technologies, Inc.[DE]
         Fairchild Trading Corp. [DE]
         Faircraft Sales Ltd. [DE]
         GCCUS, Inc. [CA].
         Gobble Gobble, Inc. [DE].
         Jenkins Coal Dock Company, Inc.[DE]
         JJS Limited [United Kingdom]
         Kaynar Technologies Ltd. [UK]
         Mairoll, Inc.  [DE]
         Marcliff Corporation [DE]
         Marson Creative Fastener, Inc. [DE]
         Matrix Aviation, Inc. [KS]
         Mecaero SNC [France]
         Meow, Inc. [DE]
         Nasam Incorporated [CA]
         PB Herndon Aerospace, Inc. [Missouri]
         Plymouth Leasing Company [DE]
         Professional Aircraft Accessories, Inc. [FL]
         Professional Aviation Associates, Inc. [GA]
         Recoil (Europe) Ltd. [UK]
         Recoil Australia Holdings, Inc. [DE]
         Recoil Holdings, Inc. [DE]
         Recoil Inc. [DE]
         Recoil Marketing BVBA [Belgium]
         Recycling Investments II, Inc. [DE]
         RHI Holdings, Inc.[DE]
         Rooster, Inc. (The) [DE]
         SCI de La Praz [France]
         Sheepdog, Inc. [DE]
         Simmonds S.A. [France]
         Snails, Inc. [DE]
         SNEP Industries SAS [France]
         SNEP SA [France]
         Sovereign Air Limited [DE]
         Suchomimous Terensis, Inc. [DE]
         Technico SA [France]
         Transfix S.A. [France]
         VSI Holdings, Inc. [DE]
         Warthog, Inc. [DE]
         WIS LP, Ltd. [Bermuda]